UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 8, 2009

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in the joint proxy statement/prospectus of Avanex Corporation (“Avanex”) and Bookham, Inc. (“Bookham”) filed by Bookham pursuant to Rule 424(b)(3) with the Securities and Exchange Commission (the “SEC”) on March 26, 2009 (the “Joint Proxy Statement/Prospectus”) relating to the contemplated merger of Avanex and Bookham, on February 3, 2009, a purported class action complaint was filed against Avanex and its directors, Bookham, and Ultraviolet Acquisition Sub, Inc. in the Superior Court of California, Alameda County by two individuals who purport to be stockholders of Avanex (the “Action”). Plaintiffs purport to bring the Action on behalf of all stockholders of Avanex. On March 3, 2009, these individuals filed an amended complaint. The amended complaint alleges that the individual defendants breached their fiduciary duties by failing to maximize stockholder value in connection with the contemplated merger of Avanex and Bookham, and that a preliminary version of the Joint Proxy Statement/Prospectus included in the Registration on Form S-4 filed by Bookham with the SEC on February 26, 2009 fails to provide stockholders with material information or contains materially misleading information thereby rendering the stockholders unable to cast an informed vote on the proposed merger. The complaint also alleges that Avanex, Bookham, and Ultraviolet Acquisition Sub aided and abetted the individual defendants’ alleged breach of fiduciary duties. Plaintiffs seek to permanently enjoin the merger with Bookham, monetary damages in an unspecified amount attributable to the alleged breach of duties, and legal fees and expenses.

On April 8, 2009, Avanex and the other named defendants entered into a memorandum of understanding with plaintiff’s counsel regarding the proposed settlement of the Action. In connection with the proposed settlement, Avanex agreed to make certain additional disclosures to its stockholders, which are provided below. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Avanex’s stockholders. The stipulation of settlement will provide for a hearing at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the Action, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. In addition, in connection with the settlement and as provided in the memorandum of understanding, the parties contemplate that plaintiff’s counsel will seek an award of attorneys’ fees and expenses in the amount of up to $230,000 as part of the settlement, which will be paid by Avanex (or its successor(s)-in-interest). There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement on the terms agreed to or upon other acceptable terms. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. The settlement will not affect the amount of the merger consideration to be paid to Avanex’s stockholders in the merger. Avanex and the other named defendants vigorously deny all liability with respect to the facts and claims alleged in the Action, and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, to avoid the risk of the Action delaying or adversely affecting the merger and the related transactions, to minimize the expense of defending the Action, and to provide additional information to Avanex’s stockholders at a time and in a manner that would not cause any delay of the merger, Avanex and the other named defendants have agreed to the proposed settlement described above. Avanex and the other named defendants further consider it desirable that the Action be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of litigation, and to eliminate the risk of any delay to the closing of the merger caused by the Action.

The following information supplements the Joint Proxy Statement/Prospectus and should be read in conjunction with the Joint Proxy Statement/Prospectus:

Additional information regarding the selection of Banc of America Securities LLC as Avanex’s financial advisor

Avanex retained Banc of America Securities LLC (“Banc of America Securities”) to provide financial advisory services to Avanex in connection with Avanex’s consideration of potential strategic alternatives and transactions. As disclosed on page 96 of the Joint Proxy Statement/Prospectus, Banc of America Securities was selected by Avanex’s board of directors on the basis of Banc of America Securities’ experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Avanex and its business. Avanex’s board of directors considered, among other factors, the fact that Banc of America Securities had been named a top 3 investment bank for middle market companies by Institutional Investor in December 2007 and had completed over 105 transactions in 2007. The board of directors also considered the familiarity of Banc of America Securities with Avanex and its business. As disclosed in the Joint Proxy Statement/Prospectus, Banc of America Securities and its affiliates in the past have provided investment banking, commercial banking and other financial services to Avanex, including, among other services referenced in the Joint Proxy Statement/Prospectus, having acted as agent and book runner in connection with certain equity offerings of Avanex. The board of directors also considered the fact that Banc of America Securities had acted as financial advisor to Avanex in connection with Avanex’s acquisition of the optical components businesses of Alcatel and Corning Incorporated in 2003 and in connection with a potential business combination with Bookham in 2006. In addition, Avanex’s board of directors believed that Banc of America Securities could draw upon its deep experience in merger and acquisition transactions and the technology industry to assist Avanex’s management in initiating and pursuing discussions on behalf of Avanex with potential strategic partners for Avanex.

Additional information regarding the opinion of Avanex’s financial advisor

As disclosed on pages 100 and 101 of the Joint Proxy Statement/Prospectus under the section “Selected Publicly Traded Companies Analysis,” Banc of America Securities performed separate selected publicly traded companies analyses of Avanex and Bookham in which Banc of America Securities reviewed publicly available financial and stock market information for Avanex, Bookham and five selected publicly traded companies referenced in the joint proxy statement/prospectus. These companies were selected because, among other factors, they are publicly traded companies in the fiber optic communications industry, which is the industry in which Avanex and Bookham operate. In performing its selected publicly traded companies analyses of Avanex and Bookham, Banc of America Securities calculated implied per share equity reference ranges for Avanex and Bookham by applying a range of selected multiples of calendar years 2008 and 2009 estimated revenue of 0.2x to 0.4x derived from the Avanex selected companies and the Bookham selected companies to corresponding data of Avanex and Bookham.

As disclosed on pages 101 and 102 of the Joint Proxy Statement/Prospectus under the section “Selected Precedent Transactions Analysis,” Banc of America Securities performed, among other things, a selected precedent transactions analysis of Avanex in which Banc of America Securities reviewed, to the extent publicly available, financial information relating to 13 selected transactions referenced in the joint proxy statement/prospectus. These precedent transactions were selected because, among other factors, they involved acquired companies in the fiber optic communications industry, which is the industry in which Avanex operates. In performing its selected precedent transactions analysis of Avanex, Banc of America Securities calculated implied per share equity reference ranges for Avanex by applying a range of selected multiples of latest 12 months revenue of 0.4x to 0.9x and next 12 months estimated revenue of 0.3x to 0.8x derived from the selected transactions to Avanex’s calendar years 2008 and 2009 estimated revenue, respectively.

As disclosed on page 104 of the Joint Proxy Statement/Prospectus under the section “Miscellaneous,” Avanex has agreed to pay Banc of America Securities for its services in connection with the merger an aggregate fee currently estimated to be approximately $2.25 million, a portion of which was payable upon the rendering of Banc of America Securities’ opinion and $1.75 million of which is contingent upon the completion of the merger.

Additional information regarding Companies A through E

As disclosed on pages 74 through 83 of the Joint Proxy Statement/Prospectus, Avanex and its representatives held discussions with representatives of five public companies other than Bookham, referred to as Companies A through E, regarding a potential combination transaction with Avanex. Each of these companies was a potential strategic acquirer. The Avanex board of directors based its decision to engage in discussions with these parties on factors such as: these parties’ experience in the fiber optics communications industry; the potential strategic fit of Avanex with each of these companies; the impact of a potential combination transaction with each of these companies on the combined company’s market share, customer accounts, products and technology; the ability of these parties to issue publicly traded stock as consideration in a potential combination transaction, which would enable Avanex’s stockholders to continue to have an equity interest in the combined company following a potential combination transaction; and the ability of these parties to complete a potential combination transaction.

Additional information regarding the acquisition committee of the Avanex board of directors

As disclosed on page 72 of the Joint Proxy Statement/Prospectus, the acquisition committee of the Avanex board of directors was originally formed in 2006 and has assisted the Avanex board in its review of potential strategic transactions. During the period from September 2008 through January 2009 that is discussed in the Joint Proxy Statement/ Prospectus, the acquisition committee consisted of Greg Dougherty (original committee member), Susan Wang (original committee member) and Dennis Wolf (committee member since appointment to the Avanex board of directors in April 2008). The committee members were selected by the Avanex board of directors based on, among other things: experience and familiarity with the fiber optics communications industry, experience and familiarity with strategic transactions, and financial expertise.

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Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Bookham and Avanex. In connection with the proposed transaction, Bookham has filed a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Bookham and Avanex. Investors and security holders are urged to carefully read the Registration Statement on Form S-4 and related joint proxy statement/prospectus and other documents filed with the SEC by Bookham and Avanex because they contain important information about the proposed transaction, including with respect to risks and uncertainties that could delay or prevent the completion of the proposed merger. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Bookham Investor Relations at (408) 404-5400 or Avanex Investor Relations at (510) 897-4188. Investors and security holders may obtain free copies of the documents filed with the SEC on Bookham’s website at www.bookham.com or Avanex’s website at www.avanex.com or the SEC’s website at www.sec.gov. Bookham, Avanex and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Bookham is also included in Bookham’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on September 18, 2008, and additional information regarding the directors and executive officers of Avanex is also included in Avanex’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on October 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARK WEINSWIG
Mark Weinswig Vice President, Finance and Treasurer and Interim Chief Financial Officer

Date: April 9, 2009